EX-10.4

EMPLOYMENT AGREEMENT

     In consideration of the employment, or continued employment, of Mee Mee Tan (hereinafter referred to as "Employee") by Universal Power Group, Inc., a Texas corporation (hereinafter referred to as "Company") and the attendant benefits to the Employee as a result thereof, Company and Employee agree as follows:

          1.      Definitions. For purposes of this Agreement, the following definitions shall apply:

(a)	"Inventions" shall mean:

(1) All inventions, improvements, modifications, and enhancements, whether or not patented, made by Employee during Employee's employment by the Company, and

(2) All inventions, improvements, modifications and enhancements made by Employee, during a period of one year after any suspension or termination of Employee's employment by the Company, which relate, directly or indirectly, to the past, present or future business of the Company.

(b)	"Work Product" shall mean all documentation, software, creative works, know-how and information created, in whole or in part, by Employee during Employee's employment by the Company, whether or not copyrightable or otherwise is protected.

(c)	"Trade Secrets" shall mean all documentation, software, know-how and information relating to the past, present or future business of the Company or any plans therefore, or relating to the past, present or future business of a third party or plans therefore that are disclosed to the Company, which the Company does not disclose to third parties without restrictions on use or further disclosure.

          2.      Employment. The Company hereby employs Employee and Employee hereby accepts employment with the Company and agrees to serve the Company in the capacities hereinafter set forth and such other capacities as determined by the Company’s Board of Directors (the “Board”), for the term and compensation, and upon and subject to the terms and conditions as hereinafter set forth.

          3.1      Capacities. Employee shall serve in the capacities and shall have such responsibilities and duties as are set forth in Exhibit A attached hereto and incorporated herein by reference; provided, however, that Employee shall perform and discharge such other or further duties as may be assigned to Employee from time to time by the Board.

          3.2      Full-time Nature. Employee agrees that during and throughout the term of this Agreement, Employee will be a full-time employee of the Company members of its Board of Directors and devote such time and energies as are reasonably necessary or may reasonably be required to execute, discharge and perform the duties and responsibilities incumbent upon Employee as specifically delineated herein or by reason of the nature of employment of Employee. The Company, in its sole discretion, shall provide Employee an office, staff, facilities and services that are suitable to the position and appropriate for the performance of the Employee’s duties.

          4.1      Amount. As consideration for the services of Employee rendered or to be rendered to the Company in the capacities herein above set forth, or in such other or future capacities as may be assigned to Employee by the Board, Employee shall be compensated by the Company as provided in Exhibit A attached hereto and incorporated herein for all purposes. The Company shall reimburse Employee for all

EMPLOYMENT AGREEMENT
Mimi Tan Edmonds

reasonable accountable expenses incurred in the performance of Employee’s duties and responsibilities, e.g. travel, entertainment, etc. for the Company. Employee will be reimbursed upon submission of an itemized account of such expenditures with receipts where practicable.

           4.2      Payment. The Company and Employee agree that the compensation provided for herein shall be payable in accordance with the Company's customary payroll policies and provided further that the compensation provided for herein may be increased from time to time at the discretion of the Board.

           4.3      Other Compensation. Employee shall receive such other remuneration and benefits as determined by the Board.

           5.1      Term. The term of this Agreement shall be effective as of the initial public offering of the Company (hereinafter referred to as the “Commencement Date”), and shall terminate December 31, 2009 (“Initial Term”) unless sooner terminated by the following events:

(i)	Employee's death; or,

(ii)	The Company or Employee shall terminate this Agreement as hereinafter provided.

At the expiration of the Initial Term, Employee’s employment by the Company shall continue on a month-to-month basis and shall otherwise be subject to all of the terms and conditions of this Agreement.

           5.2      Act of Breach. An "Act of Breach,” as that term is used herein, shall be deemed to mean and consist of any one (1) or more of the following:

(i)	Employee's fraud, dishonesty or gross dereliction in the performance of Employee's obligation's hereunder; or,

(ii)	Employee's failure to perform and execute any of Employee's duties hereunder after receiving written notice of such failure and Employee does not cure such failure within 30 days thereafter; or

(iii)	Employee's breach of any of the fiduciary obligations inherent in and resulting from the employment relationship established by this Agreement; or,

(iv)	Employee's failure to observe or obey any of Employee's covenants or agreements hereunder after receiving written notice of such failure and Employee does not cure such failure within 30 days thereafter.

          5.3      Termination for Cause, Illness or Incapacity. The Company may at any time after the Commencement Date, by giving to Employee thirty (30) days' prior written notice, terminate this Agreement upon the Company's making a good faith determination (i) that Employee has committed an Act of Breach or, (ii) that Employee has become so physically and/or mentally impaired or incapacitated as to preclude or impair Employee's ability to act in capacities and discharge the duties and obligations set forth herein.

          5.4      Severance Compensation. In the event a third party purchases the Company’s stock or substantially all of its assets or business, the Company may terminate this Agreement without cause by giving the Employee thirty day’s (30) prior written notice. In this event the Company shall pay the Employee a lump sum severance pay equal to twelve (12) months of Employee’s then monthly salary, plus twelve (12) months of Cobra insurance premiums for Employee’s then existing, health and major medical insurance coverage for Employee and her family, plus bonus for that calendar year as so

EMPLOYMENT AGREEMENT
Mimi Tan Edmonds

provided for in Exhibit A hereto. In addition, Employee shall be entitled to such severance compensation in the event her employment is terminated hereunder because of illness or incapacity as set forth in section 5.4 hereof during the term of this Agreement. Also, Employee’s estate shall be entitled to such severance compensation in the event of her death during the term of this Agreement

          5.5      Effect of Delay. Any failure or delay by the Company to exercise the Company’s right to terminate Employee's employment under this Agreement with respect to any one (1) or more of the matters referred to in Section 5.3 hereof, shall not be deemed to be a waiver by the Company of the Company’s right of termination of this Agreement in respect of that Act of Breach or incapacity (provided it shall be continuing) or of any subsequent Act of Breach or incapacity.

          5.6      Employees Right to Terminate. Employee may, upon substantial breach of this Agreement by the Company, terminate this Agreement by giving thirty (30) days' prior written notice to the Company, in which event the Company is under no duty to pay any sums to Employee other than accrued but unpaid salary owing Employee as of the date of termination established by Employee's notice, plus the severance compensation provided for in section 5.4 hereof and provided that Employee fully performs Employee's obligations hereunder to the date of such termination.

          5.7      Employee's obligations concerning inventions and work product

                     (a) Employee shall promptly disclose to the Company all Inventions and keep accurate records relating to the conception and reduction to practice of all Inventions. Such records shall be the sole and exclusive property of the Company, and the Employee shall surrender possession of such records to the Company upon any suspension or termination of the Employee's employment with the Company.

                     (b) Employee hereby assigns to the Company, without additional consideration to the Employee, the entire right, title and interest in and to the Inventions and Work Product, in and to all proprietary rights therein or based thereon. The Employee agrees that the Work Product shall be deemed to be a "work made for hire.” The Employee shall execute all such assignments, oaths, declarations and other documents as may be prepared by the Company to effect the foregoing.

                     (c) Employee shall provide the Company with all information, documentation, and assistance the Company may request to perfect, enforce, or defend the proprietary rights in or based on the Inventions, Work Product or Trade Secrets. The Company, in its sole discretion, shall determine the extent of the proprietary rights, if any, to be protected in or based on the Inventions and Work Product. All such information, documentation, and assistance shall be provided at no additional expense to the Company, except for out-of-pocket expenses, which the Employee incurred at the Company's request.

          6.      Employee obligations concerning trade secrets.

                    (a) During the term of his employment with the Company and thereafter for 10 years employee shall treat Trade Secrets on a confidential basis and not disclose them to others without the prior written permission of the Company, or use Trade Secrets for any purpose, other than for the performance of services for the Company.

                    (b) Employee acknowledges that Trade Secrets are the sole and exclusive property of the Company. The Employee shall surrender possession of all Trade Secrets to the Company upon any suspension or termination of Employee's employment with the Company. If after the suspension or termination of Employee's employment, Employee becomes aware of any Trade Secrets in his possession, Employee shall immediately surrender possession thereof to the Company.

EMPLOYMENT AGREEMENT
Mimi Tan Edmonds

           7.      Competitive activities.

                    (a) During the term of Employee's employment with the Company, Employee shall not:

                    (1) Perform any services, directly or indirectly, for any person or entity competing, directly or indirectly, with the Company;

                    (2) Own, directly or indirectly, an interest in any entity competing, directly or indirectly, with the Company except Employee may own less that 5% of a publicly traded company;

                    (3) Compete, directly or indirectly, with any products or services marketed or offered by the Company; and

                    (4) Engage in any activities which could be deemed to be a conflict of interest.

                    (b) During the period of eighteen months after any suspension or termination of Employee's employment by the Company, Employee shall not contact, directly or indirectly, any customer of the Company with whom Employee had contact during the last 12 months of Employee's employment hereunder.

           8.      Employee's performance of agreement. Except for such restrictions as may be expressly set forth in any exhibit annexed hereto and made a part hereof, Employee warrants and represents that she has the ability to enter into this Agreement and perform all obligations hereunder, and that there are no restrictions or obligations to third parties which would in any way detract from or affect the Employee's performance hereunder.

           9.      Governing law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas.

           10.      Unenforceability. If any provision of this Agreement is determined to be invalid and/or unenforceable by a final decision of a court of competent jurisdiction, it shall not effect the remainder of the Agreement, which shall survive and remain in full force and effect.

           11.      Survival of certain provisions. Any termination or expiration of this Agreement or suspension or termination of Employee's employment by the Company notwithstanding, the provisions of this Agreement which are intended to continue and survive shall so continue and survive, including, but not limited to, the provisions of Paragraphs 5, 6, 7, 8, 11, 12 and 17. This Agreement and all rights hereunder shall inure to the benefit of the Company, its successors and assigns.

           12.      Cumulative remedies. All rights and remedies of the Company and Employee shall be cumulative and the Company and Employee shall have the right to obtain specific performance for the enforcement of this Agreement.

           13.      Arbitration. Any controversy, dispute or claim between the Employee and the Company arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement after 30 days written notice of same, shall be settled by submission by either party to the controversy, claim or dispute to binding arbitration in Dallas County, Texas (unless the parties agree in writing to a different location) before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration preceding the parties agree to provide all discovery deemed necessary by the arbitrator.

EMPLOYMENT AGREEMENT
Mimi Tan Edmonds

The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

           14.      Death Benefit. In the event Employee dies during the term of employment, the Company shall pay to the Employee’s estate the salary that would otherwise be payable to the end of the month in which the Employee died, plus the severance compensation provided for in section 5.4 hereof.

           15.      Notice. Any notice required to be given shall be either (1) personally delivered or (2) sent by U.S. Postal Service, postage pre-paid Certified Mail, Return Receipt Requested to the Company at the place of employment and to the Employee at the last residence address given to and on file with Company.

           16.      Integrated Agreement. This Agreement, into which all prior discussions, understandings and agreements merge, constitutes the entire agreement between the parties hereto with respect to the employment of Employee by the Company, and may be amended only by a written instrument duly executed by all the parties hereto.

           17.      Ownership Interest in the Company. If for any reason the Employee’s employment is terminated during the Initial Term of this Agreement, Employee must sell back to the Company any ownership interest she has in the Company for the fair market value thereof. Fair market value should be determined by the parties at least 10 days prior to termination and paid within 30 days of termination. If the parties cannot agree on the fair market value of Employee’s ownership interest, it shall be submitted to arbitration in accordance with the provisions of Paragraph 13 of this Agreement. This provision does not apply if the Company’s stock is publicly traded.

Employee has read and understood the foregoing and agrees to be bound thereby. Further, Employee has retained her own counsel to advise her concerning the terms and conditions of this Agreement.

Mee Mee Tan

Date: _________________, 2006

     The foregoing was executed by the Employee in the presence of and accepted on behalf of the Company.

Universal Power Group, Inc., a Texas corporation

By:

Randy Hardin, President and CEO

Date: August 1, 2006

By:

Julie Sansom-Reese,
Chief Financial Officer

Date: __________________ , 2006

EMPLOYMENT AGREEMENT
Mimi Tan Edmonds

Exhibit A to Mimi Tan Edmonds Employment Agreement with Universal Power Group, Inc., a Texas corporation

Salary
$161,200 annually.

Vacation
4 weeks per year.

Other
Medical and other employee benefits comparable to that provided to all full time executive management of the Company.

Duties
Mimi Tan Edmonds shall be the Secretary, Vice President of Business Development and Marketing of the Company. She shall perform and be responsible for those duties and obligations of the VP of Business Development and Marketing of the Company as set forth in the Bylaws of the Company. In addition, Mimi Tan Edmonds shall perform those duties as may reasonably be assigned to her by the Board of Directors of the Company.

Incentive Bonus
In addition to her salary as set forth above and subject to the conditions set forth below, Mimi Tan Edmonds may be paid an annual incentive bonus to be determined solely by the Board at the end of the year.

EMPLOYMENT AGREEMENT
Mimi Tan Edmonds